EXHIBIT 10.1
DIRECTOR INDEMNIFICATION AGREEMENT
     This Director Indemnification Agreement (“Agreement”) is entered into effective as of July 10, 2008, by and between Levi Strauss & Co., a Delaware corporation (the “Company”), and                                          (“Indemnitee”).
     WHEREAS, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) authorizes the Company to provide indemnification of, and advancement of expenses to, directors to the fullest extent permitted by law and in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), and allows the Company to enter into indemnification agreements above and beyond the indemnification provided by the Certificate of Incorporation and Bylaws;
     WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Certificate of Incorporation or Bylaws or any change in the ownership of the Company or the composition of the Company’s Board of Directors (the “Board of Directors”));
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law; and
     WHEREAS, in view of the considerations set forth above, the Company desires that effective upon the date referred to above, Indemnitee shall be indemnified by the Company as set forth herein.
     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:
     1. Indemnification.
     (a) General Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event against any and all Losses or Expenses, including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses or Expenses.
     (b) Reviewing Party. The Reviewing Party shall determine whether Indemnitee shall be permitted to be indemnified under applicable law. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding.
     (c) Payment. Any payment of Losses or Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after it has been determined pursuant to this Agreement that Indemnitee is entitled to indemnification.
     2. Expenses; Indemnification Procedure.
     (a) Advancement of Expenses. The Company shall advance all Expenses actually and reasonably incurred by Indemnitee in defending or being a witness in any such Claim in advance of its final disposition. The advances to be made hereunder (an “Expense Advance”) shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than twenty (20) days after receipt by the Company of a written demand by Indemnitee therefor. With respect to Expense Advances incurred by Indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by Indemnitee while a director, including, without limitation, service to an employee benefit plan), the obligation of the Company to make an Expense Advance to Indemnitee pursuant to this Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company as promptly as practicable) for all such amounts theretofore paid. Indemnitee shall not be required to reimburse the Company for any Expense Advance, until final judicial determination, if applicable, is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon.
     (b) Notice of Claim; Cooperation by Indemnitee. Promptly after receipt by Indemnitee of any notice or document respecting the commencement of a Claim naming or involving Indemnitee and relating to an Indemnifiable Event with respect to which Indemnitee may be entitled to indemnification or an Expense Advance pursuant to this Agreement, Indemnitee shall notify the Company promptly of such receipt; provided, however, that a failure by Indemnitee to provide such notice in accordance with this Section 2(b) shall not affect Indemnitee’s rights to receive any indemnification or Expense Advances hereunder unless and to the extent that the Company did not otherwise receive notice of such Claim and such failure of Indemnitee to provide such notice results in the forfeiture by the Company of substantial rights and defenses. Notice to the Company shall be directed to the Chief Executive Officer of the Company, with a copy to the Company’s Secretary, at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power in order to assess and respond to such Claim.
     (c) Request for Indemnification or Expense Advances. Indemnitee shall, as a condition to Indemnitee’s right to be indemnified or receive Expense Advances under this Agreement, submit a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. Upon such written request by the Indemnitee, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made by the Reviewing Party. If any Losses or Expenses are not paid in full by the Company within thirty (30) days after such written request has been delivered to the Company in accordance with this Section 2(c), the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of such Losses or Expenses and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such action.
     (d) Notice to Insurers. If, at the time of the receipt by the Company of a written request for indemnification pursuant to Section 2(c) hereof, the Company, or any affiliate of the Company, has liability insurance in effect which may cover such Claim, the Company shall as promptly as practicable, if it has not already done so, give notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter use its reasonable best efforts to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.
     (e) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, it shall be a defense to any such action by the Indemnitee to recover any unpaid amount of Losses or Expenses (other than an action brought to enforce a claim for Losses or Expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, Independent Legal Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, Independent Legal Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.
     (f) Company Bound; Precluded. If a determination shall have been made pursuant to Section 1(b) above that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced by Indemnitee to recover any unpaid Losses or Expenses. The Company shall be precluded from asserting in any such judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in such proceeding that the Company is bound by all the provisions of this Agreement.
     (g) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Losses or Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld (“Retained Counsel”), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of Retained Counsel by Indemnitee and the retention of Retained Counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of separate counsel (“Separate Counsel”) subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Separate Counsel in any such Claim at Indemnitee’s expense and (ii) if (A) the employment of Separate Counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain Retained Counsel to defend such Claim, then the fees and expenses of Indemnitee’s Separate Counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee, without the consent of the Indemnitee; provided, however, that the Company shall not settle any Claim requiring the admission of guilt or responsibility by Indemnitee without Indemnitee’s prior written consent, such consent to not be unreasonably withheld.
     (h) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section l(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.
     3. Additional Indemnification Rights; Nonexclusivity.
     (a) Scope. The Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification may not be specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or By-laws as now or hereafter in effect or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder, except as set forth in Section 8(a) hereof.
     (b) Nonexclusivity. The right to indemnification and Expense Advances provided by this

Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its By-laws, any other agreement, any vote of stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise.
     4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Company’s Certificate of Incorporation or Bylaws, or otherwise) of the amounts otherwise indemnifiable hereunder.
     5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses or Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Losses or Expenses to which Indemnitee is entitled.
     6. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.
     7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.
     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
     (a) Excluded Action or Omissions. To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law.
     (b) Claims Initiated by Indemnitee. To indemnify Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) in specific cases if the Company has joined in or the Board of Directors has approved the initiation or bringing of such Claim or Indemnitee’s participation is required by applicable law.
     (c) Lack of Good Faith. To indemnify Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.
     (d) Claims Under Section 16. To indemnify Indemnitee with respect to any Claim for an accounting of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16 of the Exchange Act, or the rules and regulations promulgated thereunder, or any similar successor statute, rules or regulations, or any similar provisions of state law.
     (e) Personal Benefit. To indemnify Indemnitee with respect to any Claim based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled.
     (f) Liable to Company. To indemnify Indemnitee with respect to any Claim in which Indemnitee shall have been adjudged liable to the Company, unless and to the extent a court of competent jurisdiction shall determine that such indemnification may be made.
     9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such three-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
     10. Definitions. For the purposes of this Agreement, the following terms shall have the meaning assigned to them hereunder:
     (a) Change in Control shall mean any event in which:
     (i) any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d- 5(b)(1) under the Exchange Act, other than (a) a trustee or other fiduciary (acting in such capacity) holding securities under an employee benefit plan of the Company or the voting trustee under the Voting Trust Agreement, or (b) a Person owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 35% of the total voting power of the Company’s then outstanding Voting Securities; or
     (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
     (iii) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a subsidiary that is wholly owned by the Company or its subsidiaries) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Securities of the Company are reclassified into or exchanged for cash, securities or other property, other than a transaction where:
     (1) the outstanding Voting Securities of the Company are reclassified into or exchanged for other Voting Securities of the Company or for Voting Securities of the surviving corporation or transferee; and
     (2) the holders of the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Securities of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or
     (iv) the stockholders of the Company approve a plan of liquidation or dissolution of the Company.
     (b) Claim shall mean any threatened, pending or completed action, suit, proceeding, arbitration, or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any action, suit, proceeding, arbitration or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or otherwise.
     (c) Company shall mean and include, in addition to the Company and any successor corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence were continued, would have had power and authority to indemnify its directors, so that if Indemnitee is or was a director of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
     (d) Exchange Act means the Securities Exchange Act of 1934, as amended.
     (e) Expenses shall mean and include any and all expenses, including attorneys’ fees, actually and reasonably incurred and all other costs, expenses and obligations actually and reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim or establishing or enforcing a right to indemnification under this Agreement. The term “Expenses” shall also include reasonable compensation for time spent by Indemnitee for which Indemnitee is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.
     (f) Indemnifiable Event shall mean any event or occurrence related to the fact that Indemnitee is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation (including, without limitation, any subsidiary) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, or by reason of any action or inaction on the part of Indemnitee in such capacity.
     (g) Independent Legal Counsel shall mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
     (h) Losses shall mean any amount which Indemnitee is legally obligated to pay as a result of any Claim, including any and all liabilities and losses, fees, judgments, fines, Employee Retirement Income Security Act of 1974 (as amended) excise taxes or penalties, and any and all amounts paid or to be paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any Claim, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.
     (i) Person means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     (j) Reviewing Party shall be (1) if requested by the Indemnitee or in connection with a Change in Control of the Company, Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or (2) if otherwise, (i) the Board of Directors by a majority vote of directors who are not parties to any such Claim, even though less than a quorum, or (ii) if there are no such directors, or if they so direct, by Independent Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee, or (iii) if such directors so elect, the stockholders of the Company. In the event the Reviewing Party shall be Independent Legal Counsel, such Independent Legal Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Claim for which indemnification is claimed a Change in Control of the Company, in which case Independent Legal Counsel shall be selected by Indemnitee, unless Indemnitee shall request that such selection be made by the Board of Directors. The Company agrees to pay the reasonable fees of Independent Legal Counsel and to fully indemnify such counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
     (k) Voting Securities shall mean any securities of the Company the holders of which are entitled to elect a majority of the Company’s directors.
     (l) Voting Trust Agreement means the Voting Trust Agreement entered into as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter E. Haas, Jr.; and F. Warren Hellman as the original voting trustees and the stockholders of the Company who are parties thereto, as such agreement may be amended from time to time.
     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
     12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including (a) any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company and (b) spouses, heirs, personal and legal representatives, executors and administrators of Indemnitee. The Company shall use its reasonable best efforts to cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company or as a director, officer, employee or agent of any other enterprise at the Company’s request.
     13. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and signed for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
     14. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.
     15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
     16. Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.
     17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
     18. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No repeal or modification of this Agreement shall in any way diminish or adversely affect the rights of any director of the Company hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
     19. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
     20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LEVI STRAUSS & CO.

By:

Name:	Hilary K. Krane
Title:	Senior Vice President and General Counsel

Address:
1155 Battery Street
San Francisco, California 94111
AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:

Address: